================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          DSG International Limited
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          DSG International Limited
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

         Schedule 14A
     -------------------------------------------------------------------------


     (3) Filing Party:

         Registrant
     -------------------------------------------------------------------------


     (4) Date Filed:

         August 30, 1999
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Notes:

                           DSG INTERNATIONAL LIMITED

            Notice of Eighth Annual General Meeting of Shareholders
                          To Be Held October 13, 1999

                                                                 August 31, 1999

     The Eighth Annual General Meeting of Shareholders of DSG International Limited will be held at The Regent Kuala Lumpur, 160 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia on Wednesday, October 13, 1999 at 10:00 a.m. Malaysia time, for the following purposes:

     1.    To elect directors for the ensuing year.
     2.    To ratify the appointment of auditors.
     3. To act upon any other matters properly coming before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on August 31, 1999 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Any shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote instead of him. If you do not expect to attend in person, please sign and return the enclosed Proxy in the envelope provided which requires no postage if mailed in the United States.


                                    By order of the Board of Directors



                                    Johnny Tsui
                                    Secretary

                           DSG INTERNATIONAL LIMITED
                              17/F Watson Centre
                             16-22 Kung Yip Street
                                  Kwai Chung
                                   Hong Kong
                              Tel: 852-2484-4820

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of DSG International Limited (the "Company") of proxies to be used at the Eighth Annual General Meeting of the Shareholders of the Company to be held on Wednesday, October 13, 1999 at 10:00 a.m. Malaysia time at The Regent Kuala Lumpur, 160 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia and at any adjournment thereof. The Company was formed on December 31, 1991 and became the holding company of the Company's predecessor DSG Holdings Limited and its subsidiaries.

     This proxy statement and the accompanying form of proxy were mailed to shareholders beginning September 1, 1999.

                              PROXY SOLICITATION

     A form of proxy is enclosed for use at the meeting. Unless contrary instructions are indicated on the proxy, all shares represented by the valid proxies received pursuant to this solicitation will be voted FOR election of the nominees for directors of the Company named in this Proxy Statement and FOR the appointment of the independent accountants and as the proxyholders deem advisable on other matters that may come before the meeting. In the event a shareholder specifies a different choice by means of the proxy, his or her shares will be voted in accordance with the specifications so made. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matters. A proxy may be revoked by a shareholder at any time before it is voted by delivering written notice to the Company at its address listed above, by submitting a subsequently dated proxy or by attending the meeting and voting by ballot.

     The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Proxies may be solicited by directors, officers and regular employees of the Company, who will receive no additional compensation for such solicitation, in person, by telephone or facsimile. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in accordance with the regulations of the Securities and Exchange Commission on sending proxies and proxy material to the beneficial owners of shares held of record by others.

     On August 31, 1999, the record date for the determination of shareholders entitled to vote at the meeting, 6,674,606 Ordinary Shares were outstanding and carry the right to one vote for each such share with respect to each matter to be voted on at the meeting. The approval of a majority of the votes cast is required for the election of directors, the ratification of the appointment of independent accountants and other matters that may be properly brought before the meeting.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company presently consists of eight members, six of whom are officers of the Company. It is intended that eight directors will be elected in the meeting and the directors so elected will serve until the Annual General Meeting of Shareholders in 2000 or until their successors are elected and qualified.

     The Board of Directors expects that all the nominees will be able and willing to serve as directors. If, at the time of the Annual General Meeting on October 13, 1999, any nominee is unable or declines to serve, the proxies may be voted for another person nominated by the present Board of Directors to fill the vacancy or the size of the Board of Directors may be reduced.

     The following table sets forth certain biographical information concerning each nominee.

     Name, Age and                                                  Principal Occupation
Year Elected a Director                                            and Other Information
-----------------------                                            ---------------------
Brandon Wang...........................   Mr. Wang founded the Company in Hong Kong in 1973 and has been a director and
  53   1973                               the Company's Chairman and Chief Executive Officer since that time. Mr. Wang is a graduate of St. Francis Xavier's College in Kowloon, Hong Kong. Mr. Wang owns
                                          3,321,680 of the Company's Ordinary Shares.

Philip Leung...........................   Mr. Leung helped establish the Company in 1973 and has served as a director and
  51   1973                               Vice President of the Company since that time. Mr. Leung is currently also the
                                          Company's Chief Purchasing Officer and oversees and implements the global purchasing and product development of the Company. Mr. Leung holds a diploma of
                                          Management Studies from Hong Kong Polytechnic and an M.B.A. degree from the
                                          University of East Asia, Macau. Mr Leung owns 234,000 of the Company's Ordinary
                                          Shares.

Johnny Tsui............................   Mr. Tsui helped establish the Company in 1973 and has served as a director and
  58   1973                               Vice President of the Company since that time. In September 1995, Mr. Tsui was appointed as Secretary of the Company. Mr. Tsui has also served as Chief
                                          Operating Officer of the Company's Asian operation since 1991. Mr. Tsui owns
                                          234,000 of the Company's Ordinary Shares.

     Name, Age and                                                  Principal Occupation
Year Elected a Director                                            and Other Information
-----------------------                                            ---------------------
Patrick Tsang..........................   Mr. Tsang has been a director of the Company since 1980, and was appointed a
  53   1980                               Vice President in January 1992. Mr. Tsang was Secretary of the Company from
                                          March 1992 to September 1995. In 1988, Mr. Tsang started up the Company's
                                          Australian operation. Since July 1993 Mr. Tsang has also served as Chief
                                          Operating Officer of the Company's European operations. Mr. Tsang has a Ph.D. in
                                          Engineering from the University of London. Mr. Tsang also attended a Management
                                          Science course at Imperial College, London. Mr. Tsang owns 122,000 of the
                                          Company's Ordinary Shares.

Terence Leung..........................   Mr. Leung has been the Company's Chief Financial and Accounting Officer since
  48   1991                               1988. Mr. Leung was appointed a director in 1991 and a Vice President in January
                                          1992. Before joining the Company in 1978, Mr. Leung worked as an accountant with several major trading corporations in Hong Kong. Mr. Leung is a certified public accountant in the United Kingdom and Hong Kong. Mr. Leung owns 117,000 of the
                                          Company's Ordinary Shares.

Peter Chang............................   Mr. Chang has been the Chief Operating Officer of the Company's U.S. operations
  53   1991                               since the Company moved its U.S. headquarters to Atlanta, Georgia in late 1988.
                                          Mr. Chang joined the Company in 1984 as Vice President in charge of U.S. sales and marketing at the time the Company commenced operations in the United States, and became a director in 1991 and a Vice President in January 1992. Prior to
                                          joining the Company, Mr. Chang held various engineering and management positions with major U.S. airlines, based in New York. Mr. Chang has a Master's Degree in
                                          Operations Research from Kansas State University. Mr. Chang owns 124,000 of the
                                          Company's Ordinary Shares.

Owen Price.............................   Mr. Price became a director in April 1994. In 1993, Mr. Price retired as the
  73   1994                               Managing Director of Dairy Farm International Holdings Limited which he joined in 1974. Prior to that time, Mr. Price had 27 years experience with a large
                                          Australian retailer, Woolworths Ltd., where he started as an Executive Trainee and worked his was through to become Chief Executive in 1971. Mr. Price has served on a number of retail councils in different countries and has been an adviser to the Australian government on trade matters. Mr. Price is a director of numerous companies in the Asia-Pacific region including three other listed public companies: Dairy Farm International Holdings Limited, Cycle and Carriage
                                          Limited (alternate director) and The Hour Glass Limited. Mr. Price does not own any Shares of the Company.

     Name, Age and                                                  Principal Occupation
Year Elected a Director                                            and Other Information
-----------------------                                            ---------------------
Anil Thadani...........................   Mr. Thadani advises the Company on financial matters, corporate strategy and
  53   1995                               development, and was a director of the Company from 1989 until April 1995, when he resigned as a result of his interest in the going private transaction proposed by the Company's management group. Mr. Thadani was re-elected to the
                                          Board in September 1995. Mr Thadani is the Chairman of Schroder Capital Partners
                                          (Asia) Limited, a direct investment company, which he founded in July 1992 in joint venture with the Schroders Group of the United Kingdom. Prior to this, Mr.
                                          Thadani was the Managing Director and a founding partner of Arral & Partners
                                          Limited, a private investment company based in Hong Kong. Mr. Thadani is also a director of Programmed Maintenance Services Pty. Ltd., ODS System-Pro Holdings
                                          Ltd., Equatorial Reinsurance (Singapore) Ltd. and Scandia (Asia) Ltd. Mr.
                                          Thadani has a Master's Degree in Chemical Engineering from the University of
                                          Wisconsin, Madison, and a M.B.A. from the University of California at Berkeley.
                                          Mr. Thadani owns 19,166 of the Company's Ordinary Shares.

     Brandon Wang is married to Eileen Wang-Tsang, who is Patrick Tsang's sister. Peter Chang is married to Brandon Wang's sister.

Board and Committee Meetings

     The Board of Directors has, as standing Committees, an Executive Committee and an Audit Committee.

     The Executive Committee consists of Brandon Wang, Philip Leung, Johnny Tsui, Patrick Tsang, Terence Leung and Peter Chang. It has authority to take any action, other than appointment of auditors, election and removal of directors and appointment of officers, which can be taken only by the Board of Directors.

     The Audit Committee consists of Owen Price and Anil Thadani. The principal functions of the Audit Committee are (i) to recommend the independent auditors to be employed by the Company; (ii) to consult with the independent auditors with regard to the plan of audit; (iii) to review, in consultation with the independent auditors, their audit report or proposed audit report; and (iv) to consult with the independent auditors with regard to the adequacy of the Company's internal accounting controls.

Ownership of Voting Stock by Directors, Officers and Certain Beneficial Owners

     The following table gives data as of December 31, 1998 concerning (i) the beneficial ownership of the Company's Ordinary Shares by all directors and officers as a group as reported by each person, and (ii) the persons known to the Company to be the beneficial owners of more than 10% of the outstanding Ordinary Shares of the Company.


                                                                 Percentage of
                                             Total Shares        Total Shares
                                             Beneficially         Outstanding
Name of Director/                             Owned as of            as of
Beneficial Owner                           December 31, 1998   December 31, 1998
----------------------------------------   -----------------   -----------------
Brandon Wang...........................     3,321,680/1/             49.77%
Directors and Officers as a Group
   (10 Persons)........................     4,427,846/1//2/          66.34%

/1/ Includes 140,580 Ordinary Shares owned by Brandon Wang's wife, Eileen Wang, as to which he disclaims beneficial ownership.

/2/ Includes 123,000 Ordinary Shares owned by Benedict Wang's wife, Suk Yee Heyley Sham, as to which he disclaims beneficial ownership; and 117,000 Ordinary Shares owned by S.L. Wang's wife, Pei Fang Wang, as to which he disclaims beneficial ownership.


     As at the date of this proxy statement Brandon Wang and seven other members of Management own more than 50% of the Company's outstanding Ordinary Shares and, acting together, are able to control the election of the Board of Directors, and thus the direction and future operations of the Company, including decisions regarding acquisitions and other business opportunities, the declaration of dividends and the issuance of additional Ordinary Shares and other securities, in each case without the supporting vote of any other shareholder of the Company. In addition, Brandon Wang is controlling shareholder of the Company and thus may be deemed to be a parent of the Company under the rules and regulations of the Securities Act.

Compensation of Directors and Officers

     In 1998 the aggregate remuneration paid by the Company and its subsidiaries to all directors and officers of the Company as a group (10 persons) for services in all capacities was approximately $5,065,030.

Certain Transactions

     The following table sets forth the aggregate amount of loans made by the Company to Brandon Wang, the founder, principal shareholder and Chief Executive Officer of the Company and to a trust of which he is a beneficiary since January 1, 1996:

                                      Loan Balance                      Balance
                                      at Beginning    Loans    Loans    at End
                                       of Period    Extended  Repaid   of Period
                                      ------------  --------  -------  ---------
                                                 (dollars in thousands)
Year ended December 31, 1998.........   $   607      $3,372   $   507   $ 3,472
Year ended December 31, 1997.........    15,644       6,129    21,166       607
Year ended December 31, 1996.........    12,536       7,638     4,530    15,644

      In 1998, 1997 and 1996 the Company advanced $3.4 million, $6.1 million and $7.6 million, respectively, to Brandon Wang, the founder, substantial shareholder and Chief Executive Officer of the Company and to a trust of which he is a beneficiary. These advances were made under a loan and security agreement in which the Company agreed to make loans to Brandon Wang from time to time, subject to any limit on such loans which may be imposed by the Board of Directors. The loans were repayable on demand evidenced by promissory notes bearing interest at a rate equal to 1.5% over the London Inter-Bank Offered Rate (LIBOR) or such other rate that the Board of Directors and the borrower shall agree in writing. The rate of interest was reviewed quarterly and adjusted, if necessary. The promissory notes were collateralized by the pledge of shares of the Company held by Brandon Wang. The fair market value of the shares pledged was required to be at least 200% of the amount due under the notes. During 1998, 1997 and 1996, Brandon Wang and a trust controlled by him repaid $0.5 million, $21.2 million and 4.5 million, respectively, to the Company. Interest of $0.1 million, $1.0 million and $1.0 million was charged on these advances in 1998, 1997 and 1996, respectively. The balance at December 31, 1998 was $3.5 million.

      In 1997, a U.S. subsidiary of the Company extended a guarantee to a bank as part of a $15 million term loan provided by the bank to Brandon Wang. The loan agreement requires the U.S. subsidiary to maintain minimum cash balances of $6 million as collateral with the bank. Brandon Wang has pledged 2,217,100 shares in the Company to the lender as security for the loan. Commencing January 1, 1998, this loan is repayable by quarterly installments of $375,000 followed by a balloon payment of $10,875,000 on August 1, 2000. In 1998 Brandon Wang repaid $1.5 million and at December 31, 1998 the outstanding balance was $13.5 million. In January 1999 an additional $4 million was repaid.

                     RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors of the Company has selected the firm of Deloitte Touche Tohmatsu, independent certified public accountants, as the independent auditors to make an examination of the consolidated financial statements of the Company and its subsidiaries for the 1999 fiscal year, subject to ratification by the shareholders. Deloitte Touche Tohmatsu has acted as auditor for the Company and the Company's predecessor for many years.

      A representative of Deloitte Touche Tohmatsu is expected to be present at the meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. Ratification will require the affirmative vote of a majority of the Ordinary Shares present and voting at the meeting in person or by proxy. The Board of Directors recommends a vote FOR this proposal.

            SUBMISSION OF PROPOSALS FOR 2000 ANNUAL GENERAL MEETING

      All proposals of shareholders which are intended to be presented at the next Annual General Meeting of Shareholders must be received at the Principal Executive Office of the Company, 17/F Watson Centre, 16-22 Kung Yip Street, Kwai Chung, Hong Kong not later than December 31, 1999 for inclusion in the 2000 proxy statement and form of proxy.

                                 OTHER MATTERS

     The Board does not know of any other business which may be presented for consideration at the meeting. If any business not described herein should come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.


                                      By order of the Board of Directors



                                      Johnny Tsui
                                      Secretary


Date: August 31, 1999

                           DSG INTERNATIONAL LIMITED
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      For Annual Meeting October 13, 1999

     Brandon Wang and Johnny Tsui, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned at the Annual General Meeting of Shareholders of DSG International Limited to be held on Wednesday, October 13, 1999, and at any adjournment thereof.

      (Continued and to be executed and dated on the reverse side hereof)




--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

------------------------------------------------------------------------------------------------------------------------------------
     Shares represented by this proxy will be voted as directed by the shareholder. If no such                Please mark [X]
 directions are indicated, the proxies will have authority to vote FOR the election of directors              your vote as
 and FOR Item 2.                                                                                              indicated in
                                                                                                              this example

 1. ELECTION OF DIRECTORS:         FOR all nominees listed       WITHHOLD AUTHORITY  2. Ratification of the appointment of Detoitte
                                     below (except as             to vote for all       Touche Tohmatsu as the Company's Independent
                                       marked to the              nominees listed       auditors for the current fiscal year:
                                      contrary below)

                                                                                               FOR       AGAINST        ABSTAIN
                                           [_]                          [_]                    [_]         [_]            [_]

 Nominees: Brandon Wang, Philip Leung, Johnny Tsui, Patrick Tseng, Terence Leung,    3. Upon any other matters which might properly
           Peter Chang, Owen Price, Anil Thadami.                                       come before the meeting.

 (Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above.)

                                                                                     Date: ___________________________________, 1999

                                                                                     _______________________________________________
                                                                                               (Shareholder's Signature)

                                                                                     _______________________________________________
                                                                                               (Shareholder's Signature)

                                                                                     Please sign exactly as your name appears on
                                                                                     this proxy. If signing for estates, trusts or
                                                                                     corporations, title or capacity should be
                                                                                     stated. If shares are held jointly, each holder
                                                                                     should sign.

                    PLEASE DATE, SIGN AND RETURN
------------------------------------------------------------------------------------------------------------------------------------

                            .FOLD AND DETACH HERE.